Exhibit (a)(1)(v)

NOTICE OF WITHDRAWAL OF TENDER

For Brokers, Dealers, Banks, Trust Companies, Other Nominees and DTC Participants

Regarding shares of common stock of

INDEPENDENCE HOLDING COMPANY

Tendered pursuant to the Offer to Purchase

dated April 24, 2020, as may be supplemented or amended from time to time

(** DO NOT USE THIS FORM IF YOU HAVE TENDERED SHARES THROUGH The Depository Trust Company’s Automated Tender Offer Program SYSTEM **)

The Offer, proration period and withdrawal rights will expire and this Notice of Withdrawal must be received, either by overnight courier or mail, by 5:00 P.M., Eastern Time, on May 21, 2020, unless the Offer is extended or withdrawn.

Pursuant to the Offer to Purchase, dated April 24, 2020, and the Letter of Transmittal (as each may be supplemented or amended from time to time, collectively, the “Offer”), Independence Holding Company, a Delaware corporation (the “Company”), offered to purchase up to 1,000,000 shares of its common stock, par value $1.00 per share (the “Shares”), at a purchase price of $27.00 per Share, net to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions described in the Offer. All capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Offer.

This Notice of Withdrawal is to be completed if you are a broker, dealer, commercial bank, trust company or other nominee acting on behalf of your client or an institution who previously tendered Shares by delivering a completed and executed Letter of Transmittal to the Depositary and now wishes to withdraw the Shares tendered. You should not use this form if you have tendered Shares through The Depository Trust Company’s Automated Tender Offer Program (“ATOP”) transfer procedures described in Section 3 of the Offer to Purchase and now wish to withdraw your tender.

COMPLETE THIS NOTICE OF WITHDRAWAL AND RETURN BY MAIL OR OVERNIGHT COURIER TO THE FOLLOWING ADDRESS:

Broadridge Corporate Issuer Solutions, Inc.

If delivering via UPS, FedEx or Courier:	If delivering via a USPS Service:
Broadridge Corporate Issuer Solutions, Inc.	Broadridge Corporate Issuer Solutions, Inc.
Attn: BCIS IWS	Attn: BCIS Re-Organization Dept.
51 Mercedes Way,	P.O. Box 1317
Edgewood, NY 11717	Brentwood, NY 11717-0693

Telephone: (844) 898-7017 (toll-free)

YOU ARE RESPONSIBLE FOR CONFIRMING THAT THIS NOTICE OF WITHDRAWAL IS RECEIVED BY THE DEPOSITARY AT THE ADDRESS ABOVE.

HOLDERS WHO TENDERED SHARES THROUGH DTC’S ATOP PROCEDURES AND WISH TO WITHDRAW THEIR TENDERS MUST COMPLY WITH DTC’S PROCEDURES FOR WITHDRAWAL OF TENDERS. SUFFICIENT TIME SHOULD BE ALLOWED FOR COMPLETION OF THE ATOP WITHDRAWAL PROCEDURES DURING THE NORMAL BUSINESS HOURS OF DTC.

Ladies and Gentlemen:

The undersigned hereby withdraws the tender of his, her or its Shares to the Company for purchase by the Company that previously was submitted by the undersigned in a Letter of Transmittal, dated __________, 2020, for account number ______________.

The Shares withdrawn pursuant to this Notice of Withdrawal consist of:
________ Number of the undersigned’s Shares tendered at $27.00 per share

The undersigned understands that the withdrawal of a Letter of Transmittal that has been previously delivered, effected by this Notice of Withdrawal, may not be rescinded and that such Letter of Transmittal will no longer be deemed to be validly delivered for purposes of the Offer. Shares for which a Letter of Transmittal has been withdrawn may be re-tendered only by following the procedures for validly tendering Shares set forth in the Offer to Purchase and the Letter of Transmittal.

All authority conferred or agreed to be conferred in this Notice of Withdrawal shall not be affected by and shall survive the death or incapacity of the undersigned, and any obligations of the undersigned under this Notice of Withdrawal shall be binding upon the heirs, personal and legal representatives, trustees in bankruptcy, successors and assigns of undersigned.

Name of the Delivering Institution

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Address

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City, State, Zip

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Daytime Phone #

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Facsimile #

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Contact Person

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Date Delivered

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OTC Account Number

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Transaction Code Number

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SIGNATURE(S) TO NOTICE OF WITHDRAWAL:

Authorized Signature _______________________________________ Date (mm/dd/yyyy) ______________________

Name (Please print)

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Title

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Authorized Co-Signature (if applicable) _____________________ Date (mm/dd/yyyy) ___________________________

Name (Please print)

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Title __________________________________________________________________________________________